UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 28, 2016

(Date of earliest event reported)

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware	001-13053	81-0480654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

26 West Dry Creek Circle, Suite 400, Littleton, CO		80120
(Address of principal executive offices)		(Zip Code)

(406) 373-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Equity Compensation Awards for Executive Officers

On March 22, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Stillwater Mining Company (the “Company”) approved the following amended grants (the “Amended Grants”) of time-based and performance-based restricted stock units (“RSUs”) to the following of the Company’s executive officers under the Company’s 2012 Equity Incentive Plan (the “Plan”):

•	Michael J. McMullen, President and Chief Executive Officer – 86,280 time-based RSUs and target payout of 86,280 performance-based RSUs.

•	Christopher M. Bateman, Chief Financial Officer – 32,455 time-based RSUs and target payout of 32,455 performance-based RSUs.

•	Brent R. Wadman, Vice President, Legal Affairs and Corporate Secretary – 7,428 time-based RSUs and target payout of 7,429 performance-based RSUs.

•	Kristen K. Koss, Vice President, Human Resources and Safety – 6,059 time-based RSUs and target payout of 6,059 performance-based RSUs.

•	Rhonda L. Ihde, Corporate Controller – 4,657 time-based RSUs and target payout of 4,658 performance-based RSUs.

The Amended Grants were issued in exchange for, and replace in their entirety, the grants of RSUs previously made to the executive officers listed above under the Plan on January 11, 2016. Additional terms of the Plan are described in the Company’s Definitive Proxy Statement for its 2016 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 23, 2016. The above summary does not purport to be a complete description of the terms of the Amended Grants, and is qualified in its entirety by reference to the text of the award agreements themselves, which are attached as Exhibits 10.1 and 10.2 hereto.

Michael J. McMullen Executive Employment Agreement

On March 25, 2016, the Company entered into an executive employment agreement with Michael J. McMullen, its President and Chief Executive Officer (the “Employment Agreement”). The following summary does not purport to be a complete description of the terms and conditions of the Employment Agreement, and is qualified in its entirety by reference to the text of the Employment Agreement, which is attached as Exhibit 10.3 hereto.

Term: The Employment Agreement provides for an initial term continuing through December 31, 2018. The Employment Agreement may be renewed for successive one-year terms upon written agreement of both parties no later than 90 days prior to the end of the then current term.

Base Salary: Mr. McMullen shall receive an initial base salary of $712,000 per year, subject to periodic review and adjustment; provided, however, such base salary may not be reduced except in connection with an across-the-board reduction of the salaries of all named executive officers of the Company.

Short Term Incentive Program: Mr. McMullen shall participate in the Company’s Short-Term Incentive Program (“STIP”) as follows:

•	For each calendar year beginning January 1, 2016, Mr. McMullen will be eligible to earn a target STIP bonus calculated by reference to his base salary for each year of the employment term and determined based upon the Company’s achievement of performance targets established annually by the board of directors. For 2016, the target STIP bonus will be 105% of his base salary.

•	To the extent that Mr. McMullen’s STIP bonus exceeds 114% of his base salary, all amounts over 114% will be paid in restricted stock units.

Long Term Incentive Program: Mr. McMullen shall participate in the Company’s Long-Term Incentive Plan (“LTIP”) as follows:

•	For each calendar year beginning January 1, 2016, Mr. McMullen will participate in the Company’s LTIP, and will be eligible to earn a grant of equity instruments with a target value of 230% of Mr. McMullen’s base salary.

•	The terms and conditions of each LTIP grant, vesting conditions and performance targets will be set forth in annual award agreements between the Company and Mr. McMullen approved by the board of directors and subject to the Company’s 2012 Equity Incentive Plan.

Retention Compensation: In the event Mr. McMullen has not separated from service with the Company as of December 31, 2018, the Company shall pay Mr. McMullen a cash lump sum of $640,000 within 30 days of such date (the “Retention Payment”).

Additional Benefits: During the term of the Employment Agreement, Mr. McMullen shall be entitled to participate in all health insurance, pension, retirement, profit-sharing or other benefit plans adopted by the Company for its senior management, and may take up to six weeks of paid vacation per year.

Compensation upon Termination: Upon termination of Mr. McMullen’s employment during the term of the Employment Agreement, Mr. McMullen shall be entitled to the following:

•	If Mr. McMullen’s employment is terminated by the Company for Cause (as defined in the Employment Agreement), or Mr. McMullen resigns without Good Reason (as defined in the Employment Agreement), the Company shall pay Mr. McMullen all accrued but unpaid base salary and all accrued but unused vacation earned through the date of termination or resignation, and any reimbursement of expenses owed to Mr. McMullen; however, Mr. McMullen will not be eligible for any STIP or LTIP award payments for the year in which such termination or resignation occurs, and unvested equity awards and the Retention Payment shall be forfeited on the date of such termination or resignation.

•	If Mr. McMullen’s employment is terminated by the Company for Underperformance (as defined in the Employment Agreement), or Mr. McMullen resigns for Good Reason, the Company shall pay Mr. McMullen the following benefits upon execution of a release in favor of the Company: (a) all accrued but unpaid base salary and all accrued but unused vacation earned through the date of termination or resignation, (b) any reimbursement of expenses owed to Mr. McMullen, (c) an amount equal to two times Mr. McMullen’s then effective base salary, paid out in 24 equal monthly installments, (d) an amount equal to two times the average of his target and actual STIP award for the calendar year immediately preceding such termination or resignation, paid out in 24 equal monthly installments, and (f) an amount equally to 18 months of Mr. McMullen’s cost to continue medical insurance coverage pursuant to COBRA, provided that he is eligible for and elects such continuation coverage.

•	If Mr. McMullen’s employment terminates as a result of death or Disability (as defined in the Employment Agreement), the Company shall pay Mr. McMullen or his estate: (a) all accrued but unpaid base salary and all accrued but unused vacation earned through the date of termination or resignation, (b) any reimbursement of expenses owed to Mr. McMullen, (c) a pro rata portion of Mr. McMullen’s STIP bonus for the year in which such termination occurs based on the Company’s achievement of established performance targets in that year, and (d) a pro rata portion of the Retention Payment paid in a lump sum on the next regularly scheduled pay day after termination.

Restrictive Covenants: For two years following the termination of Mr. McMullen’s employment with the Company for any reason, the Employment Agreement provides that, if Mr. McMullen owns, operates, manages, controls, engages in, participates in, invests in, is employed by, performs any services for or otherwise assists any enterprise or venture that directly competes with the Company, then Mr. McMullen must pay to the Company 100% of all gross revenue earned by such enterprise or venture from any customers who were customers of the Company on the date of Mr. McMullen’s termination or at any time during the thirty-day period immediately preceding such termination date. In addition, for two years following termination of employment with the Company, Mr. McMullen may not, without the consent of the Company, directly or indirectly solicit the employment or retaining of any employees or consultants of the Company or its affiliates.

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On March 28, 2016, the Company issued a press release announcing the entry into the Employment Agreement with Mr. McMullen. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Amended Restricted Stock Unit Agreement

10.2	Form of Amended Performance Restricted Stock Unit Agreement

10.3	Executive Employment Agreement between Stillwater Mining Company and Michael J. McMullen dated March 25, 2016

99.1	Press release dated March 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2016	STILLWATER MINING COMPANY

	By:	/s/ Brent R. Wadman
Brent R. Wadman
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amended Restricted Stock Unit Agreement

10.2	Form of Amended Performance Restricted Stock Unit Agreement

10.3	Executive Employment Agreement between Stillwater Mining Company and Michael J. McMullen dated March 25, 2016

99.1	Press release dated March 28, 2016